UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2025

Scienture Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39199	46-3673928
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

20 Austin Blvd.

Commack, NY 11725

(Address of Principal Executive Offices)

(631) 670-6039

(Registrant’s Telephone Number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	SCNX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into A Material Definitive Agreement.

On September 19, 2025, Scienture Holdings, Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Agreement”) with Maxim Group LLC (the “Manager”) pursuant to which the Manager will act as the Company’s sole sales agent with respect to the offer and sale from time-to-time of shares of the Company’s common stock, par value $0.00001 per share, having an aggregate gross sales price of up to $9,200,000 (the “Shares”), which is based on the limitations of General Instruction I.B.6 of Form S-3. Sales of the Shares, if any, will be made by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, as amended (the “Act”), which includes sales made directly on The Nasdaq Capital Market LLC and such other sales as agreed upon by the Company and the Manager. Any Shares sold will be issued pursuant to a shelf registration statement on Form S-3 (File No. 333-289198) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on August 1, 2025, and declared effective by the SEC on August 8, 2025, the prospectus contained in the Registration Statement, and a prospectus supplement dated September 19, 2025.

The Company has agreed to pay the Manager a commission of 3.0% of the gross sales price of any Shares sold in the offering. The Company will also reimburse the Manager for certain specified expenses in connection with its services under the Agreement.

The Company may sell the Shares in amounts and at times to be determined by the Company from time to time subject to the terms and conditions of the Agreement but is not obligated to sell, and the Manager is not obligated to buy or sell, any Shares under the Agreement. No assurance can be given that the Company will sell any Shares under the Agreement, or, if it does, as to the price or amount of Shares that it sells or the dates when such sales will take place.

The Company or Manager may suspend or terminate the offering of Shares upon proper notice to the other party and subject to other conditions. The Manager will use its commercially reasonable efforts consistent with its normal sales and trading practices to place the Shares, subject to the terms of the Agreement. The Agreement will automatically terminate when the sale of the Shares reaches an aggregate offering amount equal to $9,200,000, or sooner if terminated as permitted therein.

The Company made certain customary representations, warranties, and covenants in the Agreement and also agreed to indemnify the Agent against certain liabilities, including liabilities under the Act. The Agreement is not intended to provide any other factual information about the Company. The representations, warranties, and covenants contained in the Agreement were made only for purposes of the Agreement, including the allocation of risk between the Company and the Manager, and as of specific dates, were solely for the benefit of the Company and the Manager, and may be subject to limitations agreed upon by the Company and the Manager, including being qualified by confidential disclosures exchanged between the Company and the Manager in connection with the execution of the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Company is filing the opinion of its counsel, Dykema Gossett PLLC, relating to the legality of the issuance and sale of the Shares as Exhibit 5.1 hereto, which is incorporated herein by reference and into the Registration Statement.

This Current Report on Form 8-K, including the exhibits filed herewith, shall not constitute an offer to sell or the solicitation of an offer to buy any securities that may be sold pursuant to the Agreement, nor shall there be any sale of securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Equity Distribution Agreement, dated September 19, 2025, with Maxim Group LLC.
5.1	Opinion of Dykema Gossett PLLC.
23.1	Consent of Dykema Gossett PLLC (included in the opinion filed as Exhibit 5.1).
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTURE HOLDINGS, INC.

	By:	/s/ Dr. Narasimhan Mani
Dr. Narasimhan Mani
Co-Chief Executive Officer

Date: September 23, 2025